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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DOWNEY FINANCIAL CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

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DOWNEY FINANCIAL CORP.
3501 Jamboree Road
Newport Beach, CA 92660
(949) 854-0300

March 15, 2007

Notice of Annual Meeting of Stockholders
Wednesday, April 25, 2007
10:00 a.m.

Irvine Marriott Hotel
18000 Von Karman Avenue
Irvine, California

Dear Friends and Stockholders:

          The Board of Directors and executive officers of Downey Financial Corp. (“Downey”) are pleased to extend to you a cordial invitation to attend Downey’s Annual Meeting of Stockholders at the time and place shown above for the purpose of:

          1.          Electing four Class 3 Directors for terms of three years each;

          2.          Ratifying the appointment of KPMG LLP as auditors for fiscal year 2007; and

          3.          Transacting such other business as may properly come before the Annual Meeting and any adjournments thereof.

          The Board of Directors has selected February 26, 2007 as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Information about the matters on which stockholders will act is included in the attached Proxy Statement. Downey’s directors and executive officers will be available at the meeting to meet with stockholders.

          Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we ask that you PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. Thank you in advance for your cooperation.

          We look forward to seeing you at the meeting.

Sincerely yours,

/s/ Maurice L. McAlister	/s/ Cheryl E. Olson
MAURICE L. McALISTER	CHERYL E. OLSON
Chairman of the Board	Vice Chairman of the Board

/s/ Daniel D. Rosenthal
DANIEL D. ROSENTHAL
President and Chief Executive Officer

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DOWNEY FINANCIAL CORP.
3501 Jamboree Road
Newport Beach, California 92660

PROXY STATEMENT

          This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Downey Financial Corp., a Delaware corporation (“Downey”) for use at the Annual Meeting of Stockholders of Downey to be held at 10:00 a.m., local time, on Wednesday, April 25, 2007, at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, and any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about March 15, 2007. The mailing address of the principal office of Downey is 3501 Jamboree Road, Newport Beach, California 92660. Downey’s telephone number is (949) 854-0300.

RECORD DATE AND VOTING OF SHARES

          On February 26, 2007, the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting, 27,853,783 shares of Downey’s common stock ("Common Stock") were outstanding. A majority of the shares entitled to vote will constitute a quorum at the Annual Meeting. The four director nominees receiving the highest number of affirmative votes at the Annual Meeting, including those votes properly submitted by proxy, will be elected. All other proposals require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum. Abstentions will not have any effect on the vote for directors but will be considered a vote “AGAINST” the proposal to ratify KPMG LLP as auditors.

VOTING AND REVOCATION OF PROXIES

          Proxies are being solicited on behalf of the Board. All shares represented by a properly executed proxy will be voted in accordance with the directions on such proxy. If no directions are specified, such shares will be voted FOR the election of the Board’s nominees for directors presented under Proposal 1 and FOR the ratification of KPMG LLP as auditors for the year 2007 presented under Proposal 2. If for any reason one or more of the nominees should be unable or refuse to serve as a director (an event which the Board does not anticipate), the persons named in the enclosed proxy, in their discretion, will vote for substitute nominees of the Board unless otherwise instructed. If any other matters are properly presented to the Annual Meeting for action (including any proposal to adjourn the Annual Meeting), the persons named in such proxy and acting thereunder will vote in accordance with their best judgment on such matters.

          Any stockholder may revoke his or her proxy at any time before it is voted by filing with the General Counsel/Corporate Secretary of Downey a written instrument revoking it or by filing a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect the right of a stockholder to vote in person if such stockholder should decide to attend the Annual Meeting and desires to vote in person.

SOLICITATION OF PROXIES

          Proxies are being solicited on behalf of the Board. Downey will bear the cost of soliciting proxies. Directors and officers of Downey and directors, officers and employees of Downey Savings and Loan Association, F.A. (the "Bank") may solicit proxies personally, by mail, telephone, telecopier or other electronic transmission. Such directors, officers or employees will receive no compensation for their solicitation services other than their regular salaries, but may be reimbursed for out-of-pocket expenses. Downey will request record holders of shares beneficially owned by others to forward this Proxy Statement

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and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

PROPOSAL 1. ELECTION OF DIRECTORS

          The directors of Downey are divided into three classes, as nearly equal in number as possible, with one class to be elected annually. The members of each class are elected for terms of three years and until their respective successors are duly elected and qualified, with one of the three classes of directors being elected each year. Article III, Section 3.2 of Downey’s Bylaws provides that the Board shall be composed of not less than nine nor more than 11 members, the exact number to be fixed by the Board. Directors Bozarth and Brummett were appointed to the Board in November 2006 bringing the total number of directors to 11.

          Accordingly, at this Annual Meeting, four Class 3 Directors are to be elected to serve three-year terms and until their respective successors are duly elected and qualified. The following persons have been nominated by the Board to serve as directors:

For election as Class 3 Directors to hold office until the 2010 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified: Michael D. Bozarth; James H. Hunter; Brent McQuarrie; and Jane Wolfe.

          The Board of Directors unanimously recommends a vote "FOR" the election of each of the nominees.

Information Concerning Nominees and Directors

          Certain information concerning each nominee for director and each current director is set forth below. For information regarding ownership of Downey Common Stock by nominees and directors of Downey, see "Security Ownership of Directors and Executive Officers" below. There are no arrangements or understandings between any director, or any nominee, or any other person pursuant to which such director or nominee is or was nominated to serve as director.

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          The following table sets forth certain information concerning (i) the four nominees standing for election to the Board at the Annual Meeting, and (ii) all other directors whose terms as directors will continue after the Annual Meeting.

			Director of	Year
	Age At		Downey	Term
Name	February 26, 2007	Position(s) Currently Held	Since (1)	Expires

Nominees For Election
Class 3
Michael D. Bozarth	45	Director	2006	2007
James H. Hunter	48	Director	2002	2007
Brent McQuarrie	55	Director	1994	2007
Jane Wolfe	61	Director	2004	2007

Continuing Directors
Class 1
Gary W. Brummett	49	Director	2006	2008
Gerald E. Finnell	67	Director	2003	2008
Maurice L. McAlister	81	Director/Chairman	1994	2008
Daniel D. Rosenthal	54	Director, President and	1998	2008
		Chief Executive Officer
Class 2
Michael B. Abrahams	54	Director	1999	2009
Cheryl E. Olson	50	Director/Vice Chairman	1994	2009
Lester C. Smull	74	Director	1994	2009

(1) Downey was organized on October 21, 1994. Prior thereto, Brent McQuarrie, Maurice L. McAlister, Cheryl E. Olson and Lester C. Smull were directors of the Bank.

Nominees for Election at this Meeting as Class 3 Directors with Terms Expiring in 2010

          Michael D. Bozarth – Mr. Bozarth has served as a director of Downey and the Bank since 2006. Mr. Bozarth is currently a Managing Director with Alumni Capital Network, a New York based private equity firm. Prior thereto, Mr. Bozarth served as a Managing Partner in the Financial Services Industry Practice at Accenture. Mr. Bozarth served at Accenture, a global management consulting, technology services and outsourcing company, from 1984 to 2005 in a number of consulting positions. Mr. Bozarth’s practice has focused, in part, on strategy, planning and the implementation of large scale technology infrastructure programs for some of the largest retail banks, lenders and credit card companies both domestically and internationally.

          James H. Hunter – Mr. Hunter has served as a director of Downey and the Bank since 2002. Mr. Hunter’s principal occupation for the past several years has been Executive Vice President of Planning and Acquisition for The Corky McMillin Companies, a San Diego based residential real estate developer. Mr. Hunter has been with The Corky McMillin Companies since 1990, following nine years with Exxon Co., U.S.A. where he held various engineering, management and supervisory positions associated with oil and gas exploration and production and was involved in several major acquisitions.

          Brent McQuarrie – Mr. McQuarrie is a director of Downey and the Bank. Mr. McQuarrie has served as a director of Downey since 1994 and the Bank since 1987. Mr. McQuarrie’s principal occupation for the past seven years has been President and director of Legacy Realty and Investment Corp., a Utah real estate and development company, formerly known as Seven Peaks Development. In addition, since March 2006, Mr. McQuarrie has served as President and Director of Integra Investments, LLC, a Utah real estate development company.

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          Jane Wolfe – Ms. Wolfe has served as a director of Downey and the Bank since 2004. Ms. Wolfe served as Executive Vice President and Chief Administrative Officer of the Bank from January 2001 until her retirement in May 2004. Prior to re-joining the Bank as Executive Vice President and Chief Lending Officer in April 1994, Ms. Wolfe served as Senior Vice President and Manager of Mortgage Lending for Liberty National Bank from September 1993 to April 1994. Ms. Wolfe acted as a mortgage lending consultant to several financial institutions from November 1992 to September 1993. From August 1978 to November 1992, Ms. Wolfe served as Executive Vice President and Chief Lending Officer of the Bank and Chief Underwriter and Underwriter from July 1974 to February 1977.

Class 1 Directors Whose Present Terms Continue Until 2008

          Gary W. Brummett – Mr. Brummett has served as a director of Downey and the Bank since 2006. Mr. Brummett served as a member on the Boards of Directors of Commercial Capital Bancorp, Inc. and Hawthorne Financial Corp. until the completion of the respective merger of each institution. Since 1997, Mr. Brummett has served as Managing Partner of Peak View Advisors, LLC, a Los Angeles based company which specializes in providing consulting services to the financial services industry. Mr. Brummett served at Cal Fed Bancorp Inc. from 1985 to 1997 in various executive positions, including Chief Operating Officer and Principal Financial Officer.

          Gerald E. Finnell – Mr. Finnell has served as a director of Downey and the Bank since 2003. Mr. Finnell was an audit partner with KPMG LLP from 1962 to 1995 and served as a director of KPMG LLP from 1987 to 1994.

          Maurice L. McAlister – Mr. McAlister is the Chairman of the Boards of Downey and the Bank and was a co-founder of the Bank together with the other co-founder, the late Gerald H. McQuarrie. Mr. McAlister served as President of the Bank from 1957 until his retirement in September 1991. In addition, Mr. McAlister is a director and President of McAlister Investments, Inc., an affiliate of Downey.

          Daniel D. Rosenthal – Mr. Rosenthal has served as a director of Downey and the Bank since 1998 and has served as the President and Chief Executive Officer of Downey and the Bank since September 2004. Mr. Rosenthal also served as the President and Chief Executive Officer of Downey and the Bank from November 1998 until January 2004. Mr. Rosenthal joined the Bank in 1975, was appointed a director of DSL Service Company (a wholly-owned subsidiary of the Bank) in 1975, and was appointed as DSL Service Company’s Acting President in 1993. Mr. Rosenthal was named President of DSL Service Company in 1994 and continues in that capacity. During 1998, Mr. Rosenthal served as the Chief Operating Officer of the Bank.

Class 2 Directors Whose Present Terms Continue Until 2009

          Michael B. Abrahams – Mr. Abrahams has served as a director of Downey and the Bank since 1999. Mr. Abrahams is President of New Markets Advisory LLC, an asset management firm and is the General Partner of New Markets Financial Fund, an equity investment fund. Mr. Abrahams served as a Managing Director at Hoefer & Arnett, Inc., a San Francisco based investment banking firm specializing in financial institutions from 1999 to 2006. Mr. Abrahams was a senior research analyst for Sutro & Co. from 1996 to 1999 and a Senior Vice President, Investment Banking with Oppenheimer & Co., Inc. from 1991 to 1996. In addition to serving as a research analyst at Bateman Eichler, Hill Richards from 1988 to 1991 and Johnston, Lemon & Co. in Washington, DC from 1986 to 1988, Mr. Abrahams was a policy analyst in the Executive Office of the President, Office of Management and Budget, Washington, DC from 1981 to 1986.

          Cheryl E. Olson – Mrs. Olson is the Vice Chairman of the Boards of Downey and the Bank. Mrs. Olson has served as a director of Downey since 1994 and the Bank since 1987. Mrs. Olson is actively involved in a variety of real estate development, management and consultant activities as well as

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community and non-profit organizations. Mrs. Olson is the daughter of Maurice L. McAlister, Chairman of the Board of both Downey and the Bank.

          Lester C. Smull – Mr. Smull has served as a director of Downey and the Bank since 1994. In 1970, Mr. Smull founded Business Properties Development Company ("Business Properties"), a real estate development company with offices in Irvine, California and Phoenix, Arizona. Business Properties’ activities consist of the development, construction and management of commercial shopping centers, office and industrial buildings throughout California and Arizona, in addition to land acquisition, planning, design, property management, marketing and asset management services. Mr. Smull is also a licensed general contractor and operates Business Properties Construction Company.

PROPOSAL 2. RATIFY THE APPOINTMENT OF AUDITORS

          The Audit Committee of the Board has appointed KPMG LLP as Downey’s auditors for 2007 and this appointment is being submitted to the stockholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year. However, such vote would be considered in connection with the appointment of auditors for the next year. Even if the appointment is ratified, the Audit Committee may appoint a new independent auditor at any time during the year.

          KPMG LLP was Downey’s auditor for the year ended December 31, 2006, and their representative is expected to attend the Annual Meeting, be available to respond to appropriate questions from stockholders, and have the opportunity to make a statement if he/she desires to do so.

          In 1989, the Board engaged KPMG LLP as Downey’s independent auditor and the relationship which has existed has been the customary relationship between an independent accountant and client. The 2007 audit engagement agreement between Downey and KPMG contains a provision in which each party waives their respective right to recover punitive damages from the other party.

Fees

          During 2005 and 2006, Downey paid KPMG LLP the following amounts for the services as described below:

	2005	2006

Audit Fees(1)	$580,000	$696,675
Audit-Related Fees(2)	91,500	161,500
Tax Fees(3)	15,465	15,465
Other Fees	-0-	-0-

(1) For audit and review of annual financial statements, management’s assessment of internal control and review of the unaudited financial statements included in the Form 10-Qs.
(2) For assurance and related services reasonably related to the performance of the financial statements not reported above under Audit Fees.
(3) For the following services: tax compliance; tax advice; and tax planning.

Pre-Approval Policies and Procedures

          The Audit Committee has adopted a policy that requires the Audit Committee’s pre-approval of audit and non-audit services performed by the independent auditor to assure that such services do not impair the auditor’s independence. Unless a type of service has received specific pre-approval by the Audit

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Committee, the independent auditor may not be engaged to perform the service. Any proposed services exceeding pre-approved cost levels also require specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee pre-approval authority for audit and non-audit services. The Audit Committee may also delegate such pre-approval authority to one or more of its members beyond the Chairman.

          The Audit Committee has approved all of the fees described above.

          The Board recommends that stockholders vote "FOR" this proposal. Proxies, unless indicated to the contrary, will be voted "FOR" this proposal.

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BOARD COMMITTEES AND MEETING ATTENDANCE

          Downey has four Board Committees: Audit; Compensation; Nominating and Corporate Governance; and Executive. Membership in the committees, as of the record date of February 26, 2007, is as follows:

Nominating
Audit	Compensation	and Corporate Governance
Michael B. Abrahams, Chair	Michael B. Abrahams, Chair	Cheryl E. Olson, Chair
Gary W. Brummett	Michael D. Bozarth	Maurice L. McAlister
Gerald E. Finnell	Cheryl E. Olson	Brent McQuarrie
Brent McQuarrie	James H. Hunter

Executive
Maurice L. McAlister, Chair
Cheryl E. Olson
Brent McQuarrie
Daniel D. Rosenthal

Audit Committee	Thirteen Meetings in 2006

  Selects and retains Downey’s and the Bank’s independent accountants and assures their independence and objectivity;
  Reviews the scope of the audit plans of the independent accountants and the internal auditors;
  Oversees Downey’s and the Bank’s policies pertaining to the effectiveness of internal controls, financial reporting, compliance and risk management;
  Reviews the objectivity, effectiveness and resources of the internal audit and internal asset review functions which report directly to the Audit Committee;
  Approves non-audit services to be performed by the independent accountants; and
  Approves the fees for audit and non-audit services performed by the independent accountants.
Compensation Committee	Two Meetings in 2006

  Establishes the overall compensation and benefits policies for Downey and the Bank;
  Reviews and recommends to the independent directors of the Board, the salary and incentive compensation for the President and Chief Executive Officer;
  Reviews and recommends to the Board the salaries and incentive compensation for the other executive officers of Downey and the Bank;
  Reviews and approves the short-term and long-term incentive compensation programs;
  Reviews and recommends to the full Board of Directors for approval Downey’s director compensation;
  For a discussion of the role certain of our executive officers play in Downey’s compensation determinations, see “Compensation Discussion and Analysis”;
  May form and delegate authority to subcommittees when appropriate, though no such delegation has yet been made; and
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  Authorized to retain and approve fees of special or independent attorneys, accountants, experts or consultants, without seeking approval of the Board. No compensation consultants were retained for 2006 compensation.
Nominating and Corporate Governance Committee	Three Meetings in 2006

          Reviews and makes recommendations to the Board regarding:

  Oversight of Board activities related to corporate governance and organization structure;
  Qualifications for director candidates;
  Candidates for election and re-election to the Board;
  Candidates for the position of Chairman of the Board, and President and Chief Executive Officer; and
  The performance of the President and Chief Executive Officer, in conjunction with the Compensation Committee.
Executive Committee	One Meeting in 2006

  Exercises the powers of the Board when the Board is not in session, except for the authority to approve the declaration of dividends and except as may otherwise be limited or restricted under applicable Delaware law or under Downey’s Certificate of Incorporation or Bylaws.

          Actions taken by any of the foregoing committees are reported to the Board, usually at its next meeting.

          The Charters of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are available on Downey’s website at www.downeysavings.com by clicking on “Investor Relations” and then “Corporate Governance.” The Charters are also available in print and may be obtained, free of charge to stockholders, upon written request to: Downey Financial Corp., 3501 Jamboree Road, Newport Beach, California 92660, Attention: General Counsel/Corporate Secretary. (Information on our website is not part of this Proxy Statement.)

Board Meetings

          During 2006, the Board met 11 times for regular meetings. All directors attended at least 75% of the aggregate meetings held during 2006 by the Board and the committees of the Board on which they served.

          During 2006, the independent directors met (without management) two times. The independent director meetings were chaired by Downey’s Chairman of the Board or, if he was not present, by the Vice-Chairman.

Director Attendance at Annual Meetings

          Downey’s corporate governance policies state that directors are expected to attend annual meetings of stockholders. All nine directors of Downey as of the 2006 Annual Meeting attended that meeting. Directors Bozarth and Brummett were elected to the Board in November 2006.

DIRECTOR INDEPENDENCE

          On November 4, 2003, the Securities and Exchange Commission ("SEC") approved the final corporate governance rules of the New York Stock Exchange ("NYSE"), including final criteria for director independence and a requirement that listed companies have a majority of independent directors. Applying the NYSE’s final independence criteria, the Board has affirmatively determined that eight

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directors (Abrahams, Bozarth, Brummett, Finnell, Hunter, McAlister, McQuarrie and Olson) are independent, because each such director has no material relationship with Downey or the Bank, either directly or as a partner, stockholder or officer of an organization that has a relationship with Downey or the Bank. The Board also determined that the remaining three directors (Rosenthal, Smull and Wolfe) are not independent. None of these three directors serve on our Audit, Compensation or Nominating and Corporate Governance Committees.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth certain information as of February 26, 2007, regarding the beneficial ownership of shares of Common Stock by each director, each of the executive officers named in the Summary Compensation Table on Page 21 and by all directors and executive officers as a group. Unless otherwise stated, the beneficial owner exercises sole voting and investment power over their shares.

	Aggregate Number of		Percent of
Name of Beneficial Owner	Shares Beneficially Owned		Outstanding Shares

Maurice L. McAlister	5,616,615	(1)	20.2
Cheryl E. Olson	692,072	(2)	2.5
Brent McQuarrie	344,918	(3)	1.2
Daniel D. Rosenthal	108,369	(4)	*
Michael B. Abrahams	4,000		*
James H. Hunter	2,729	(5)	*
Jane Wolfe	980		*
Lester C. Smull	598		*
Gerald E. Finnell	500		*
Michael D. Bozarth	-0-		*
Gary W. Brummett	-0-		*
Thomas E. Prince	14,467	(6)	*
Cliff Piscitelli	370		*
Brian E. Côté	-0-		*
Jon A. MacDonald	-0-		*
All Directors and Executive Officers
as a Group (26 persons)	6,797,996	(7)	23.9%

(1) Mr. McAlister with his spouse, Dianne S. McAlister, as Co-trustor and Co-trustee of the McAlister Family Trust, exercise shared voting and investment power over all shares. Mr. McAlister has pledged 3,194,896 of his shares.
(2) Mrs. Olson holds sole voting and investment power over all shares.
(3) Mr. McQuarrie holds 200,000 shares through Next Generation, Ltd., a Utah limited partnership, in which he serves as General Partner. Mr. McQuarrie holds 134,074 shares as Trustee through Four Jays, Ltd. for the benefit of his children. In addition, Mr. McQuarrie shares voting and investment power with his spouse, Kathryn McQuarrie, as Co-trustor and Co-trustee with respect to 1,220 shares, all of which are held in trust for the benefit of their children. Mr. McQuarrie holds 6,387 shares in an Individual Retirement Account and Mr. McQuarrie’s spouse, Kathryn McQuarrie, holds 2,237 shares in an Individual Retirement Account. Mr. and Mrs. McQuarrie hold 1,000 shares as Joint Tenants.
(4) Includes options covering 29,484 shares that are exercisable within 60 days.
(5) Mr. Hunter holds 2,729 shares through the Downey Financial Corp. Stock Purchase Plan.
(6) Includes options covering 14,467 shares that are exercisable within 60 days.
(7) Includes shared voting and investment power over 5,627,515 shares and includes options covering 52,914 shares that are exercisable within 60 days.
* Less than 1% of outstanding Common Stock at February 26, 2007.
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EXECUTIVE OFFICERS

          Executive officers are appointed annually and serve at the pleasure of the Board.

          The following table and remainder of this section set forth the names of the executive officers of Downey and the Bank as of the record date of February 26, 2007, along with certain other information relating to such persons:

	Age At
Name	February 26, 2007	Current Position

Daniel D. Rosenthal	54	President and Chief Executive Officer of
		Downey and the Bank

Thomas E. Prince	60	Executive Vice President and Chief Operating Officer
		of Downey and the Bank

Brian E. Côté	53	Executive Vice President and Chief Financial Officer
		of Downey and the Bank

Jon A. MacDonald	34	Executive Vice President, General Counsel and
		Corporate Secretary of Downey and the Bank

Stanley M. Tarbell	46	Senior Vice President and Tax Director of
		Downey and the Bank

Ned Altemus	56	Executive Vice President and Director of
		Residential Lending of the Bank

Kendice K. Briggs	39	Executive Vice President and Director of Human
		Resources of the Bank

Francisco de Cordova	60	Executive Vice President and Chief Information
		Officer of the Bank

Lillian E. Gavin	44	Executive Vice President and
		Director of Regulatory Affairs of the Bank

J.P. Perfili	37	Executive Vice President and Director of
		Retail Banking of the Bank

Cliff J. Piscitelli	57	Executive Vice President and Director of
		Asset Management of the Bank

David A. Casty	45	Senior Vice President, Manager of DSL
		Service Company

Hugh C. Chewning	57	Senior Vice President and Director of
		Marketing of the Bank

Edward A. Luther	50	Senior Vice President and Director of Major
		Loans of the Bank

Jeffrey D. Pratt	46	Senior Vice President and Chief Risk Officer of
		the Bank

Kent J. Smith	45	Senior Vice President and Controller of the Bank

          Daniel D. Rosenthal – See Page 4 for a description of Mr. Rosenthal’s business background.

          Thomas E. Prince – Mr. Prince was appointed Executive Vice President and Chief Operating Officer of Downey and the Bank in September 2004. Prior thereto, Mr. Prince served as Executive Vice President and Chief Financial Officer of Downey and the Bank from May 1992 to March 2006. Prior to joining the

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Bank, Mr. Prince spent 24 years at Security Pacific Corporation and Security Pacific National Bank in various financial capacities, the last eight years of which as Senior Vice President and Controller.

          Brian E. Côté – Mr. Côté was appointed Executive Vice President and Chief Financial Officer of Downey and the Bank in March 2006. Prior to joining Downey and the Bank, Mr. Côté served as Executive Vice President and Chief Financial Officer of Chinatrust Bank (U.S.A.) from April 2004 through March 2006, and Senior Vice President and Chief Financial Officer of Kinecta Federal Credit Union from May 1999 through April 2004. Prior thereto, Mr. Côté served as Vice President and Chief Financial Officer of Ditech Funding from February 1998 to May 1999 and in a variety of financial positions at WesCorp, Security Pacific National Bank and American Express International Bank.

          Jon A. MacDonald – Mr. MacDonald was appointed Executive Vice President, General Counsel and Corporate Secretary of Downey and the Bank in July 2005. Prior to joining Downey and the Bank, Mr. MacDonald served as Executive Vice President & General Counsel of Orange County, California based Crown Realty & Development, Inc. Prior thereto, Mr. MacDonald practiced transactional real estate law with the Los Angeles and Orange County offices of Paul, Hastings, Janofsky & Walker LLP.

          Stanley M. Tarbell – Mr. Tarbell was appointed Tax Director of the Bank in 1989 and was appointed Senior Vice President in June 1998. Mr. Tarbell was appointed Senior Vice President and Tax Director of Downey in 1999. Mr. Tarbell joined the Bank as Tax Manager in 1987, and prior thereto, was a practicing Certified Public Accountant with the firm of Kenneth Leventhal and Company.

          Ned Altemus – Mr. Altemus was appointed Executive Vice President and Director of Residential Lending of the Bank in August 2006. Mr. Altemus joined the Bank in January 1996 as Regional Production Manager and was appointed Vice President and Director of Wholesale Lending in July 1998. Prior thereto, Mr. Altemus served as Vice President of Residential Lending for First Interstate Bank from 1989 to 1995 and Vice President and Regional Loan Manager for Columbia Savings from 1985 to 1989.

          Kendice K. Briggs – Ms. Briggs was appointed Executive Vice President and Director of Human Resources of the Bank in January 2006 and Senior Vice President, Director of Human Resources in November 2000. Ms. Briggs joined the Bank in 1995 as an employment supervisor and was appointed Vice President and Manager of Human Resources in July 1998. Prior thereto, Ms. Briggs managed the Human Resources Department for Imperial Thrift and Loan Association from 1991 to 1995 and, prior thereto, worked for the accounting firm of Coopers & Lybrand in their Professional Personnel Department.

          Francisco de Cordova – Mr. de Cordova was appointed Executive Vice President and Chief Information Officer of the Bank in September 2005. Prior to joining the Bank, Mr. de Cordova served as Consulting Strategic Planner at Wells Fargo and Company. Mr. de Cordova has over 30 years of Information Technology experience in banking and healthcare. Previous positions include Senior Director National Operations at Kaiser Permanente from 1997 to 2003; Senior Vice President Technology at Home Savings of America from 1993 to 1995, and First Vice President Technology Services at Security Pacific National Bank and Bank of America.

          Lillian E. Gavin – Ms. Gavin was appointed Executive Vice President and Director of Regulatory Affairs in November 2006. Prior thereto, Ms. Gavin served as Executive Vice President and Chief Credit Officer of the Bank from May 2005 to November 2006 and Executive Vice President, Director of Compliance and Risk Management from December 1998 to May 2005. Prior to joining the Bank as Senior Vice President, Director of Compliance and Risk Management in 1997, Ms. Gavin was a senior examiner with the Office of Thrift Supervision and its predecessor, the Federal Home Loan Bank Board, since 1987, and was a bank liquidation specialist with the Federal Deposit Insurance Corporation from 1984 to 1987.

          J. P. Perfili – Mr. Perfili was appointed Executive Vice President and Director of Retail Banking of the Bank in January 2006 and Senior Vice President, Director of Retail Banking in May 2005. Prior thereto, Mr. Perfili was responsible for community banking services at Vineyard Bank. Prior thereto, Mr. Perfili

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served as Vice President, Group Director, and in various other retail banking managerial positions for Downey Savings and Loan Association, F.A. from 1996 to 2005.

          Cliff J. Piscitelli – Mr. Piscitelli was appointed Executive Vice President and Director of Asset Management of the Bank in December 2006. Prior thereto, Mr. Piscitelli served as Executive Vice President, Director of Secondary Marketing of the Bank from January 2006 to December 2006 and Senior Vice President, Director of Secondary Marketing from November 2004 to January 2006. Mr. Piscitelli previously held the position of Executive Vice President, Director of Asset Management of the Bank from April 2001 to May 2003. Prior thereto, Mr. Piscitelli served as Director of Mortgage Banking of the Bank from October 2000 to April 2001, Chief Executive Officer of KATL Properties from April 1995 to April 2000, and Chief Executive Officer and principal of Frontline Mortgage Company from December 1989 to January 1995.

          David A. Casty – Mr. Casty was appointed Senior Vice President, Manager of DSL Service Company in January 2006. Prior thereto, Mr. Casty served as Vice President and Senior Real Estate Project Manager of DSL Service Company and the Bank from 2002 through 2005. Mr. Casty joined DSL Service Company in 1986 as Assistant Project Manager and held various positions with DSL Service Company and the Bank from 1986 through 2002.

          Hugh C. Chewning – Mr. Chewning was appointed Senior Vice President and Director of Marketing of the Bank in February 2005. Prior to joining the Bank, Mr. Chewning served as President of Chewning Direct Marketing from March 1986 to February 2005. Prior thereto, Mr. Chewning held senior-level positions at various direct marketing firms on the West and East Coast.

          Edward A. Luther – Mr. Luther was appointed Senior Vice President and Director of Major Loans in February 1999. Mr. Luther joined the Bank in January 1993 as the Environmental Risk Analyst and became the Construction Disbursement Manager for the Major Loan Department. Mr. Luther became a Vice President, Senior Account Officer in August 1996 and became the Operations Manager of the Major Loan Department in June 1997. Prior to joining the Bank, Mr. Luther was a Vice President, Loan Officer with Great American Bank.

          Jeffrey D. Pratt – Mr. Pratt was appointed Senior Vice President and Chief Risk Officer of the Bank in November 2006. Prior to joining the Bank, Mr. Pratt served as First Vice President and Chief Credit Officer for IndyMac Bank’s Consumer Direct Division from March 2004 to October 2006, Senior Manager for Portfolio Risk at Option One Mortgage from September 2003 to March 2004, Vice President Corporate Credit at IndyMac Bank from October 2001 to September 2003, Managing Member of El Camino Partners, LLC from September 1999 to 2001, and prior thereto in a variety of risk management positions for Westcorp.

          Kent J. Smith – Mr. Smith was appointed Senior Vice President and Controller of the Bank in January 2001. Prior thereto, Mr. Smith served as Vice President, Acting Controller of the Bank from August 2000 and Vice President, Assistant Controller of the Bank from June 1998 to July 2000. Mr. Smith joined the Bank in October 1992 as a Senior Internal Auditor and was appointed Financial Reporting Manager in February 1996.

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AUDIT COMMITTEE REPORT

          The Audit Committee is responsible for monitoring the integrity of Downey’s financial reporting process and systems of internal controls regarding financial reporting, accounting and legal compliance. In addition, the Audit Committee is responsible for the selection and hiring of the independent auditor and monitoring the independence and performance of Downey’s independent auditors, the internal auditing department and the internal asset review function. The Audit Committee also facilitates communication among the independent auditors, management, the internal auditing department, the internal asset review department and the Board. The current members of the Audit Committee are Michael B. Abrahams (Chairman from September 2006 to present), Gerald E. Finnell, (Chairman from February 2003 to September 2006), Gary W. Brummett and Brent McQuarrie. The Board has determined that each member of the Audit Committee is independent under applicable listing standards and that Michael B. Abrahams, Gerald E. Finnell and Gary W. Brummett qualify as "audit committee financial experts."

Audit Philosophy

          During 2007, the Board re-approved the Audit Committee charter, which complies with the rules relating to the functioning of corporate audit committees promulgated by the SEC and NYSE. The charter is attached to this Proxy Statement as Appendix A. (Information on our website is not part of this Proxy Statement.)

          During 2006, the Audit Committee met 13 times. The Audit Committee reviewed and discussed with management Downey’s quarterly earnings releases and financial statements as well as the annual audited financial statements. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

Communications with Independent Auditors

          The Audit Committee discussed with the independent auditors changes in significant accounting policies, the process used by management in formulating material accounting estimates and the independent auditor’s conclusions regarding the reasonableness of such policies, estimates and adjustments arising from the audit, if any, and any disagreements with management over the application of accounting principles.

          The Audit Committee received, reviewed and discussed with the independent auditors, the auditor’s written disclosures regarding independence and the letter from the auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Based on the review of such disclosures and giving consideration to the non-audit services provided by KPMG LLP during 2006, the Audit Committee has concluded that KPMG’s independence has not been impaired or compromised.

Section 404 of the Sarbanes-Oxley Act of 2002

          The Audit Committee reviewed and discussed Downey’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s Auditing Standard No. 2 regarding the audit of internal control over financial reporting. The Audit Committee also reviewed and discussed Downey’s guidelines for risk assessment and risk management and the major risk exposures of Downey and its business units, as appropriate.

          Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in Downey’s Form 10-K filed with the SEC.

Respectfully submitted,

Michael B. Abrahams, Chairman
Gary W. Brummett
Gerald E. Finnell
Brent McQuarrie

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

          This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and the three other most highly-compensated executive officers, who are collectively referred to as the named executive officers.

Objectives of Compensation Program

          The objectives of Downey’s compensation program are to retain, attract, motivate and reward the best qualified executive officers and, in-turn, to enhance Downey’s performance. The total compensation program is established in the context of job responsibilities, achieving corporate performance goals, individual performance, as well as competitive compensation conditions.

          We believe that competitive compensation is necessary to attract and retain an executive management team with the abilities, skill and experience required to lead us and deliver strong performance to stockholders.

          We provide what we believe is a competitive total compensation package to our executive officers through a combination of base salary, annual incentive plan cash bonuses, and a broad-based benefits program. We believe that a substantial portion of each executive officer’s compensation should be in performance-based pay. We believe that our compensation program is consistent with and benefits corporate and stockholder interests.

Elements of Compensation Program

          We choose to pay each element of compensation to be competitive in the marketplace for executive officers performing key managerial functions and, in turn, to enhance Downey’s performance.

          The primary elements of the compensation program for our executive officers are: (a) annual base salary; (b) annual incentive plan cash bonuses; (c) an Employee’s Retirement and Savings Plan or 401(k) Plan and matching of contributions made by employees to the 401(k) Plan in an amount equal to 50% of the executive officers’ pre-tax contributions up to a maximum of $6,600 per year; and (d) medical, vision, dental, disability and life insurance programs to which Downey provides access and contributes towards premiums. Signing bonuses are awarded to executive officers from time to time, but are not a regular element of the compensation program.

          In addition to the elements of the compensation program described above, Downey provides an Employee Stock Purchase Program and a Deferred Compensation Program. Except for administrative costs associated with these Programs and the 401(k) Plan and the cost of matching contributions to the 401(k) accounts of executives as described above, Downey does not incur any material expenses in implementing these programs and plans.

          Each element of the compensation program is further described below.

          Base Salary

          The amount of annual base salary for an executive officer is determined by (a) conducting a compensation analysis for the executive position through the collection and review of the compensation offered by peer group institutions, (b) corporate performance, and (c) individual performance.

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          Annual Cash Bonus

          Consistent with our emphasis on pay for performance incentive compensation programs, we have established a written Annual Incentive Plan by which our executive officers, including our named executive officers, are eligible to receive annual cash bonuses based upon corporate performance and individual performance. The Annual Incentive Plan is important to focus our executive officers’ efforts and reward executive officers for annual operating results that help create value for our stockholders. Please see the description below under the heading “Corporate Performance and Individual Performance” for information relating to the assessment of corporate performance and individual performance.

          The amount of the annual cash bonus, if any, for an executive officer following the completion of each fiscal year is determined by (a) conducting a compensation analysis for the executive position through the collection and review of the compensation being offered by peer group institutions, (b) corporate performance, and (c) individual performance. The actual cash bonus, if any, payable to an executive officer is calculated based on the following formula:

Base		Individual Target		Adjusted Business		Individual
Salary	x	Bonus %	x	Performance %	x	Factor	=	Bonus

          The Individual Target Bonus Percentage for the Chief Executive Officer is established annually by the independent members of the Board based on the recommendation of the Compensation Committee. The Compensation Committee makes its recommendation after reviewing market data compiled by the Director of Human Resources as well as internal compensation data. The Individual Target Bonus Percentage for each executive officer other than the Chief Executive Officer is established annually by the Board based on the recommendation of the Compensation Committee. The Compensation Committee makes its recommendation after reviewing market data compiled by the Director of Human Resources as well as internal compensation data and receiving the recommendation of the Chief Executive Officer for the compensation of each executive officer.

          The Adjusted Business Performance Percentage is determined based on the consolidated net income of Downey during the prior fiscal year as compared to the consolidated net income target for Downey established by the Board for the fiscal year. Consolidated net income of Downey is used as the measure of corporate performance to align executives’ interests and performance with the interests of Downey and its stockholders. Subject to the discretion of the Board described below under the heading “Discretion of Members of Board of Directors,” (a) an annual cash bonus is only payable if the Adjusted Business Performance Percentage is 80% or greater, (b) the Adjusted Business Performance Percentage is increased in 2% increments for every percentage the Adjusted Business Performance Percentage is above 80% and at or below 100%, and (c) the Adjusted Business Performance Percentage is increased in 1% increments for every percentage the Adjusted Business Performance Percentage is above 100%, up to a maximum Adjusted Business Performance Percentage of 120%.

          The Individual Performance Percentage Factor is based on the degree of achievement of each executive officer as well as their job responsibilities.

          The Compensation Committee meets outside of the presence of the Chief Executive Officer and all other executive officers to determine what it believes is the appropriate Individual Performance Percentage Factor for the Chief Executive Officer. The Compensation Committee then makes recommendations to the independent members of the Board for the Chief Executive Officer’s Individual Performance Percentage Factor. The independent members of the Board then establish the Individual Performance Percentage Factor of the Chief Executive Officer based on the recommendation of the Compensation Committee.

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          The Chief Executive Officer determines what he believes is the appropriate Individual Performance Percentage Factor for each executive officer (excluding the Chief Executive Officer) and makes recommendations to the Compensation Committee accordingly. The Compensation Committee, meeting outside of the presence of all executive officers except for the Chief Executive Officer, then determines what it believes is the appropriate Individual Performance Percentage Factor is for each executive officer (excluding the Chief Executive Officer) and makes recommendations to the Board accordingly. The Board then establishes the Individual Performance Percentage Factor of each executive officer (excluding the Chief Executive Officer) based on the recommendations of the Compensation Committee.

          Below is a summary of the Individual Performance ratings and corresponding Individual Performance Percentage Factor.

Individual Performance
Individual Performance	Percentage Factor
5 – Outstanding Performance	110% - 120%
4 – Exceeds Expectations	100% - 110%
3 – Meets Expectations	80% - 100%
2 – Needs Improvement	0% - 80%
1 – Not Performing Job	0%

          401(k) Plan and Matching Contribution

          All employees may participate in our 401(k) Plan. Each employee may make pre-tax contributions of up to 60% of their salary up to the current Internal Revenue Service limits. We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner.

          We match contributions made by employees to the 401(k) Plan in an amount equal to 50% of the participants’ pre-tax contributions up to a maximum of $6,600. The matching contributions made to employees vest at the rate of 20% per year after the employee enters the Plan. The amount that Downey matches to the contributions to the 401(k) Plan made by an employee is determined by conducting a compensation analysis through the collection and review of the compensation being paid by peer group institutions.

          Insurance

          The medical, vision, dental, disability and life insurance programs to which Downey provides access is determined based on the price and other terms and conditions of insurance policies available in the marketplace from qualified insurance carriers. The amount that Downey contributes towards the premiums of these insurance programs is determined by (a) the total amount of the premiums of the insurance programs and (b) the amount that peer group institutions contribute towards similar insurance programs.

          Medical, vision, dental, disability and life insurance programs to which Downey provides access and contributes towards premiums are intended to assist executive officers and their immediate families with health and welfare costs.

          Employee Stock Purchase Program

          Downey offers all employees participation in its Employee Stock Purchase Plan. Downey believes that ownership of Downey’s stock by employees will foster greater employee interest in Downey’s success, growth and development and, in turn, benefit Downey. The Plan is designed to provide employees a continued opportunity to purchase Downey’s stock through systematic payroll deductions. Downey bears

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all costs of administering the Plan, including broker’s fees, commissions, postage and other costs incurred with stock purchases. If an employee elects to terminate participation in the Plan, or sells stock acquired through the Plan, the employee is responsible for all associated costs.

          Deferred Compensation Program

          Downey offers a Deferred Compensation Program to key management employees and directors. Salary deferred pursuant to the Program earns interest at the current rate paid by Downey on one, two and five year certificates of deposit, which ranged from 4.4% to 4.5% during 2006. Currently, 111 management employees and the directors are eligible to participate in the Program. As of December 31, 2006, 17 management employees and no directors elected to defer compensation pursuant to the Deferred Compensation Program. None of the named executive officers participated in the Deferred Compensation Program in 2006.

          Summary of Primary Elements of Compensation Program

          The primary elements of our executive compensation program are designed to be consistent with the objectives set forth above. The characteristics and purpose of the primary elements of our executive compensation program are summarized in the table below.

Element	Characteristics	Purpose

Base Salary	Fixed annual cash compensation; all	To keep our annual compensation
	executives are eligible for periodic increases	competitive with the market for the abilities,
	in base salary based on job responsibilities,	skill and experience necessary for each
	corporate performance, individual	executive position.
performance, and competitive compensation
conditions.

Annual Cash	Performance-based annual cash bonuses	To motivate and reward executive officers
Bonuses	earned based on corporate performance and	for corporate performance and individual
	individual performance.	performance.

401(k) Plan and	Tax-deferred plan in which all employees	To provide employees the opportunity to
Matching	may defer compensation for retirement. We	save for retirement in a tax efficient manner.
Contribution	match the 401(k) contributions of our
employees up to a maximum of $6,600 per
year.

Insurance	The same or comparable medical, vision,	To assist employees and their families with
	dental, disability and life insurance programs	health and welfare costs.
are available to all full-time employees.

          All Elements Taken Together

          Each of the elements of Downey’s compensation program, when taken together, are intended to provide competitive and reasonable remuneration to executive officers consistent with corporate and stockholder interest.

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Process for Determining Compensation

          The amount of annual base salary for each executive officer is determined by (a) conducting a compensation analysis for the executive position through the collection and review of the compensation offered by peer group institutions, (b) corporate performance, and (c) individual performance.

          The Compensation Committee meets outside of the presence of the Chief Executive Officer and all other executive officers to determine what it believes is the appropriate compensation for the Chief Executive Officer. The Compensation Committee then makes recommendations to the independent members of the Board for the Chief Executive Officer’s compensation. The independent members of the Board then establish the compensation of the Chief Executive Officer based on the recommendation of the Compensation Committee.

          The Director of Human Resources provides the Chief Executive Officer with input based on market data for each executive officer other than the Chief Executive Officer. The Chief Executive Officer, in consultation with the Director of Human Resources, determines what he believes is the appropriate compensation for each executive officer (excluding the Chief Executive Officer) and makes recommendations to the Compensation Committee accordingly. The Compensation Committee, meeting outside of the presence of all executive officers except for the Chief Executive Officer, then determines what it believes is the appropriate compensation for each executive officer (excluding the Chief Executive Officer) and makes recommendations to the Board accordingly. The Board then establishes the compensation of each executive officer (excluding the Chief Executive Officer) based on the recommendations of the Compensation Committee.

Factors Used to Determine Compensation

          The total compensation program is established in the context of job responsibilities, achieving corporate performance goals, individual performance, as well as competitive compensation conditions. Corporate performance, individual performance and competitive compensation conditions are further described below.

          Corporate Performance and Individual Performance

          Our compensation program emphasizes pay for performance.

          Corporate performance under the compensation program, for each fiscal year, is measured based on the consolidated net income of Downey compared to a consolidated net income target recommended by our Compensation Committee and approved by the Board at the beginning of the fiscal year.

          The Compensation Committee establishes a performance rating for the Chief Executive Officer and recommends to the independent members of the Board a performance rating for the Chief Executive Officer. Individual performance is evaluated and a performance rating is established by the Chief Executive Officer for each executive officer other than the Chief Executive Officer. The Compensation Committee establishes a performance rating for each executive officer (excluding the Chief Executive Officer) and makes recommendations to the Board for the performance ratings of each of these executive officers.

          The Chief Executive Officer, Compensation Committee, Board and independent members of the Board evaluate individual performance based upon the following criteria: planning; initiative; communication and interpersonal skills; decision making and problem solving; efficiency and effectiveness; budget and expenses; judgment; and leadership, without greater or lesser weight allocated to any particular factor.

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          Competitive Compensation Conditions

          We provide a competitive total compensation package to attract and retain executive officers with the ability and the experience necessary to lead us and deliver strong performance to stockholders.

          We consider market pay practices, specifically the practices of peer group institutions, in determining the compensation of each executive officer.

          Downey conducts benchmarking studies in which a compensation analysis is conducted for each executive position through the collection and review of the compensation being offered to similarly situated executive officers at peer group institutions. The peer group institutions used in this analysis were: City National Corp; Firstfed Financial Corp.; Fremont General Corp; Golden West Financial; Indymac Bancorp; and Unionbancal Corp (parent of Union Bank of California). We believe that the peer group provides appropriate benchmark data because it consists of similar organizations against whom we competed for executive talent during the prior fiscal year. Downey conducts benchmarking studies for total compensation and for each element of compensation.

          We also consider the pay of each executive officer relative to each other executive officer and relative to other members of the management team. We have designed the compensation program to be consistent for each member of our executive management team.

          The amount of the annual base salary for each executive officer is taken into account when determining their target annual cash bonus. Likewise, the target annual cash bonus for each executive officer is taken into account when determining their annual base salary.

          We take into account the prior compensation of new executive officers when determining appropriate compensation.

Cash-Based Compensation

          All pay elements of our compensation program are cash based, aside from voluntary participation in our employee stock purchase plan which is available equally to all of our employees.

          Although we formerly provided equity based incentive compensation to our executive officers, and some of our executive officers still retain that equity based incentive compensation through stock options, we have not provided any equity based incentive compensation since 1998. We believe that cash compensation using base salaries and annual incentive plan payments is a fair method of compensating our executive officers without equity dilution to our stockholders.

          In general, compensation or amounts realized by executives from prior compensation from us, such as gains from previously awarded stock options or options awards, are not taken into account in determining compensation. We believe that our executive officers should be fairly compensated each year relative to market pay levels of our peer group and that the compensation of each executive officer should be equitable taking into account the compensation of our other executive officers.

Internal Revenue Code Section 162(m)

          Tax deductions on compensation paid to Daniel D. Rosenthal and Thomas E. Prince during 2006 over one million dollars are limited under Section 162(m) of the Internal Revenue Code (“Code”). The additional tax expense incurred by Downey due to this limitation was approximately $264,000. The Compensation Committee considers the deductibility of executive compensation under Section 162(m).  In order to ensure competitive total compensation packages for the named executive officers identified above, the Compensation Committee has approved total cash compensation for these named executives which was not fully deductible under Section 162(m).

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Discretion of Members of Board

          The members of the Board (and the independent members of the Board for Chief Executive Officer compensation issues) may exercise discretion in adjusting compensation for executive officers based on the members’ consideration of any factors they determine are relevant given the circumstances, which may include but are not limited to corporate performance and individual performance.

          The members of the Board (and the independent members of the Board for Chief Executive Officer compensation issues) may modify, terminate and/or deviate from any part of the compensation program, including the Annual Incentive Plan, at the members’ discretion at any time.

Employment Agreements and Change in Control Agreements

          Neither Downey nor the Bank have any employment agreement with any executive officers.

          As of February 28, 2007, the Bank entered into change in control agreements with each of its executive officers, including the named executive officers. For further information regarding the change in control agreements, see “Employment Agreement and Potential Payments upon Termination or Change in Control” below.

          The Compensation Committee believes that the conditions described in the change in control agreements that must be satisfied for any change in control payments are appropriate because, when taken together, not only is a change in control required but also a material loss to the named executive e.g., due to termination of their employment with Downey or the Bank.

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          The following table summarizes the total compensation paid to each of Downey’s named executive officers. Downey has not entered into any employment agreements with any named executive officer. Virtually all of each named executive’s total compensation consisted of base salary and cash amounts payable pursuant to Downey’s Annual Incentive Plan. Base salary accounted for approximately 46% of the total compensation of the named executive officers while incentive cash compensation accounted for approximately 54% of the total compensation of the named executive officers. Downey did not award any equity compensation during the periods presented and does not currently have an equity incentive plan for purposes of making equity awards to the named executive officers.

Summary Compensation Table

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred	All Other
				Stock	Option	Incentive Plan	Compensation	Compensation	Total
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	($)	($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Daniel D. Rosenthal	2006	$605,000	----	----	----	$940,896	----	$6,600	$1,552,496
President and	2005	$550,000	----	----	----	$950,400	----	$6,300	$1,506,700
Chief Executive Officer	2004	$385,641	----	----	----	$691,200	----	$6,150	$1,082,991

Brian E. Côté	2006	$220,881	$25,000	----	----	$123,750	----	$0	$369,631
Executive Vice President and	2005	----	----	----	----	----	----	---	---
Chief Financial Officer	2004	----	----	----	----	----	----	---	---

Thomas E. Prince	2006	$495,000	----	----	----	$588,060	----	$6,600	$1,089,660
Executive Vice President and	2005	$450,000	----	----	----	$445,500	----	$6,300	$901,800
Chief Operating Officer	2004	$343,173	----	----	----	$358,875	----	$6,150	$708,198

Cliff J. Piscitelli	2006	$341,683	----	----	----	$407,385	----	$6,600	$755,668
Executive Vice President and	2005	$290,000	----	----	----	$382,800	----	$6,300	$679,100
Director, Asset Management	2004	$67,397	----	----	----	$56,600	----	$0	$123,997

Jon A. MacDonald	2006	$315,000	----	----	----	$280,665	----	$3,938	$599,603
Executive Vice President and	2005	$124,233	----	----	----	$135,000	----	$0	$259,233
General Counsel	2004	----	----	----	----	----	----	----	$0

Column (a) Includes the Company’s principal executive officer, principal financial officer and the three other most highly compensated executive officers. Mr. Prince served in the dual capacity of Chief Operating Officer/Chief Financial Officer until March 12, 2006, at which time he became Chief Operating Officer.
Column (c) The amounts shown represent actual wages paid. Mr. Côté was hired March 13, 2006 and his annual base salary for 2006 was $275,000. Mr. Piscitelli received a mid year salary adjustment and his annual base salary for 2006 became $375,000.
Column (d) The amount shown for Mr. Côté represents a signing bonus in the amount of $25,000 as part of his offer to become Chief Financial Officer.
Column (g) The amounts shown represent earnings paid from participation in Downey’s Annual Incentive Plan – as described in the “Compensation Discussion and Analysis.” The amount shown for Mr. Côté represents a pro-rated payment based on his hire date. The amount shown for Mr. Piscitelli represents a pro-rated payment based on his salary change during the plan year.
Column (i) The amount shown for each named executive officer consists solely of matching contributions made by the Bank to the 401(k) account of the executive officer.
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          The following table summarizes the grant of awards in 2006 made to our named executive officers pursuant to our cash based Annual Incentive Plan for 2006. For a discussion of the Annual Incentive Plan, see “Compensation Discussion and Analysis” above. Actual amounts paid in 2007 under the Annual Incentive Plan for services performed in 2006 are shown in the Summary Compensation Table on Page 21.

Grants of Plan-Based Award

											Grant
								All Other	All Other		Date
								Stock	Option	Exercise	Fair
								Awards:	Awards:	or Base	Value of
								Number of	Number of	Price of	Stock
					Estimated Future Payments			Shares of	Securities	Option	and
	Grant	Estimated Possible Payments Under			Under Equity Incentive			Stock or	Underlying	Awards	Option
Name	Date	Non-Equity Incentive Plan Awards			Plan Awards			Units	Options	($/Sh)	Awards

		Threshold	Target	Maximum	Threshold	Target	Maximum
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Daniel D. Rosenthal	n/a	$348,480	$726,000	$1,045,440	----	----	----	----	----	----	----
Brian E. Côté	n/a	$55,000	$114,583	$165,000	----	----	----	----	----	----	----
Thomas E. Prince	n/a	$237,600	$495,000	$712,800	----	----	----	----	----	----	----
Cliff J. Piscitelli	n/a	$164,600	$342,917	$493,800	----	----	----	----	----	----	----
Jon A. MacDonald	n/a	$113,400	$236,250	$340,200	----	----	----	----	----	----	----

Column (c) The amounts shown represent the minimum threshold payment amount should Downey and the employee meet the minimum requirements based on the rules of the Annual Incentive Plan. If the minimum requirements are not met, there are no payments awarded under the Annual Incentive Plan.
Column (d) The amounts shown represent the target payment amount should Downey and the employee meet the target requirements based on the rules of the Annual Incentive Plan.
Column (e) The amounts shown represent the maximum payment amount should Downey and the employee exceed the target requirements based on the rules of the Annual Incentive Plan.
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          The following table sets forth information concerning stock options held by Mr. Rosenthal and Mr. Prince pursuant to our 1994 Long Term Incentive Plan.  Our Long Term Incentive Plan expired in 2004.  We currently do not have an equity incentive plan for purposes of granting equity awards.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards

Equity
			Equity					Equity	Incentive
			Incentive					Incentive	Plan Awards:
			Plan					Plan Awards:	Market or
			Awards:				Market	Number of	Payment
	Number of	Number of	Number of			Number of	Value of	Unearned	Value of
	Securities	Securities	Securities			Shares or	Shares or	Shares,	Unearned
	Underlying	Underlying	Underlying			Units of	Units of	Units or	Shares, Units
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Other Rights	or Other Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have	That Have
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Daniel D. Rosenthal	29,484	----	----	$25.44	12/31/2008	----	----	----	----
Brian E. Côté	----	----	----	----	----	----	----	----	----
Thomas E. Prince	14,467	----	----	$25.44	12/31/2008	----	----	----	----
Cliff J. Piscitelli	----	----	----	----	----	----	----	----	----
Jon A. MacDonald	----	----	----	----	----	----	----	----	----

Column (b) Represents the number of underlying unexercised options that are exercisable.
Column (e) Represents the option exercise price at the time of the original grant.
Column (f) Represents expiration date of the options.
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Potential Payments upon Termination or Change in Control

          As of February 28, 2007, the Bank entered into change in control agreements with each of its executive officers, including the named executive officers. The change in control agreements provide for certain payments to be made to the named executives in the event that a change in control of Downey or the Bank occurs and within 24 months after the change in control:

  the named executive’s employment is terminated by the Bank or Downey without cause; or
  the named executive voluntarily terminates employment with the Bank with good reason, as defined below.

          In the event that the named executive’s employment terminates under the circumstances set forth in the change in control agreements, the named executive is entitled to:

  a lump-sum payment of three times (3x) in the case of Messrs. Rosenthal and Prince, and two times (2x) in the case of Messrs. Côté, MacDonald and Piscitelli, of the named executive’s annual compensation. For purposes of the change in control agreements, “annual compensation” is equal to the named executive’s base salary in effect immediately before the time of the change in control or the time of termination of employment, whichever is greater, plus the “target bonus.” The “target bonus” means the product of the “target bonus percentage” and the annual base salary in effect immediately before the change in control or termination of employment, whichever is greater. The “target bonus percentage” means the target percentage, if any, in effect immediately before the time of the change in control or the time of termination of employment, whichever is greater, that would apply to the named executive’s annual base salary if all individual and corporate performance goals were met at target levels for purposes of determining the named executive’s annual bonus under Downey’s Annual Incentive Plan; and
  a lump sum amount equal to a prorata portion of the current year target bonus based on the number of days that the named executive officer has been employed in the calendar year in which employment terminates; and

          If payments to be made pursuant to the change in control agreements or any other payments the named executive receives from the Bank would result in the executive being subject to the 20% excise tax on excess parachute payments, then the payments to the executive will be reduced to the largest amount that is not subject to the excise tax if the executive will have a greater net amount after taxes from the reduced payment.

          In addition, for thirty six (36) months, in the case of Messrs. Rosenthal and Prince, and twenty four (24) months in the case of Messrs. Côté, MacDonald and Piscitelli, each named executive and his spouse and dependents would be entitled to all welfare benefits applicable prior to the termination of employment, including all health, dental, disability, life and similar benefit plans.

          For purposes of the change in control agreements, a change in control is deemed to have occurred if, among other things:

  any person or group becomes the beneficial owner or more than 50% of the outstanding capital stock of Downey or the Bank;
  during any period of not more than 12 consecutive months, the directors of Downey as of February 28, 2007 (or any successors whose nomination or selection was recommended or approved by a majority of directors in office at the time of the director’s nomination or selection), cease to constitute a majority of directors of Downey;
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  the effective date of any merger or consolidation of Downey or the Bank in which the holders of capital stock of Downey or the Bank immediately prior to the transaction cease to represent a majority of the voting capital stock of the entity surviving the transaction; or
  a sale of all or substantially all of Downey’s or the Bank’s assets.

          For purposes of the change in control agreement, “good reason” means the occurrence of any of the following without the named executive’s consent:

  material diminution in the executive’s status, position or responsibilities, or the assignment to the named executive of any duties or responsibilities that are inconsistent with his status, position or responsibilities;
  a reduction in the named executive’s base salary or target bonus compensation;
  the failure of any successor-in-interest to assume all of the obligations of the Bank under the change in control agreement;
  an uncured material breach of the change in control agreement by the Bank; or
  a relocation of the named executive’s principal place of employment to a new work site requiring an increase in one-way commute from the named executive’s residence of more than thirty-five (35) miles.

          The change in control agreements also provide that within 30 days prior to a change in control or twelve months following a change in control, the Bank may unilaterally terminate its obligations under the change in control agreement (without regard to whether the named executive officer is terminated) if the Bank (i) pays the named executive officer the amount that the named executive officer would otherwise be entitled to under the change in control agreement (following receipt of an executed Separation Agreement and Release) and (ii) terminates all of its other change in control agreements at the same time.

          The change in control payments are conditioned upon the named executive executing a Separation Agreement and Release with the Bank, which provides for the executive’s release of Downey and the Bank from all liability.

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          The following tables show the potential payments to be made to the named executive officers upon a change in control or termination of the named executive officers, including termination in the event of a change in control, termination in the absence of a change in control, and termination upon death or disability (other than payments which would be made pursuant to agreements, plans or arrangements that do not discriminate in scope, terms or operation in favor of the executive officers and that are generally available to all full time employees).

Change in Control

	Change in Control	Non-Equity Incentive	Welfare	Accrued, Unused
Name	Payment	Plan Compensation	Benefits	Vacation	Total

(a)	(b)	(c)	(d)	(e)	(f)

Daniel D. Rosenthal	$3,993,000	$726,000	$30,322	$54,285	$4,803,607
Brian E. Côté	$825,000	$137,500	$21,701	$17,812	$1,002,013
Thomas E. Prince	$2,970,000	$495,000	$2,943	$86,979	$3,554,921
Cliff J. Piscitelli	$1,500,000	$375,000	$2,207	$30,318	$1,907,525
Jon A. MacDonald	$1,102,500	$236,250	$7,314	$26,666	$1,372,731

Column (b) The amount shown for Mr. Rosenthal and Mr. Prince represents three times their annual base salary in effect as of 12/31/06 plus three times their annual target bonus amount. The amount shown for Mr. Côté, Mr. Piscitelli and Mr. MacDonald represents two times their annual base salary in effect as of 12/31/06 plus two times their annual target bonus. The target bonus amount represents the product of the target bonus percentage and the annual base salary in effect as of 12/31/06.
Column (c) The amounts shown represent an additional lump sum equal to the current year target bonus payment under the company’s executive Annual Incentive Plan as outlined in the plan document and referenced in the Summary Compensation Table footnotes. The payments shown are calculated at the 100% target level assuming Downey performance and individual performance warrant the same.
Column (d) For Mr. Rosenthal and Mr. Prince, the amounts shown represent the cost of the continuation of welfare benefits including a rate increase adjustment of 13% per annum for a period of 24 months and for Mr. Côté, Mr. Piscitelli and Mr. MacDonald, the amounts shown represent the cost of the continuation of welfare benefits including a rate increase adjustment of 13% per annum for a period of 18 months. Welfare benefits include health, dental, disability, life and similar benefit plans.
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Termination in the Absence of a Change in Control*

			Accrued,
Name	Severance Payment	Welfare Benefits	Unused Vacation	Total

(a)	(b)	(c)	(d)	(e)

Daniel D. Rosenthal	$442,098	----	$54,285	$496,383
Brian E. Côté	$63,459	----	$17,812	$81,271
Thomas E. Prince	$247,490	----	$86,979	$334,469
Cliff J. Piscitelli	$100,958	----	$30,318	$131,276
Jon A. MacDonald	$78,747	----	$26,666	$105,413

* In the event the named executive officer’s employment is terminated due to a reduction in workforce or elimination of job, the named executive officer is to receive severance pay in accordance with Downey’s severance pay policy. For the named executive officers, the policy allows for a minimum payment equal to 12 weeks base salary and a maximum payment equal to 38 weeks base salary. In the event a named executive officer’s employment is terminated for reasons other than reduction in workforce or elimination of job, the named executive is not eligible to receive severance pay under Downey’s severance pay policy.

Disability/Death

	Non-Equity Incentive	Accrued,
Name	Plan Compensation	Unused Vacation	Total

(a)	(b)	(c)	(d)

Daniel D. Rosenthal	$726,000	$54,285	$780,285
Brian E. Côté	$137,500	$17,812	$155,312
Thomas E. Prince	$495,000	$86,979	$581,979
Cliff J. Piscitelli	$375,000	$30,318	$405,318
Jon A. MacDonald	$236,250	$26,666	$262,916

Column (b) The amounts shown represent a payment under Downey’s executive Annual Incentive Plan as outlined in the plan document and referenced in the Summary Compensation Table footnotes. The payments shown are calculated at the 100% target level assuming Downey performance and individual performance warrant the same.
In addition, the named executive officers are eligible to receive benefits under Downey’s disability and basic life insurance plans which apply to all employees on a non-discriminatory basis.
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COMPENSATION COMMITTEE REPORT

          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

Michael B. Abrahams, Chairman
Michael D. Bozarth
James H. Hunter
Cheryl E. Olson

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DIRECTOR COMPENSATION

          The following tables show the potential payments to be made to the named executive officers upon a change in control or termination of the named executive officers, including termination in the event of a change in control, termination in the absence of a change in control, and termination upon death or disability (other than payments which would be made pursuant to agreements, plans or arrangements that do not discriminate in scope, terms or operation in favor of the executive officers and that are generally available to all full time employees).

          The table below summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2006.

Director Compensation

					Change in
					Pension Value
					and Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Maurice L. McAlister
Director and Chairman	$36,000	----	----	----	$4,000	$523,017	$563,017
Cheryl E. Olson
Director and Vice Chairman	$89,000	----	----	----	$19,333	$9,420	$117,753
Michael B. Abrahams
Director	$117,500	----	----	----	$26,667	$5,495	$149,662
Michael D. Bozarth
Director	$12,000	----	----	----	----	$0	$12,000
Gary W. Brummett
Director	$12,000	----	----	----	----	$0	$12,000
Gerald E. Finnell
Director	$125,000	----	----	----	$33,611	$0	$158,611
James H. Hunter
Director	$80,000	----	----	----	$17,000	$0	$97,000
Brent McQuarrie
Director	$111,500	----	----	----	$25,667	$6,916	$144,083
Lester C. Smull
Director	$84,000	----	----	----	$17,667	$401	$102,068
Jane Wolfe
Director	$82,291	----	----	----	----	$3,618	$85,909

Column (a) Mr. Michael D. Bozarth and Mr. Gary W. Brummett became Directors during 2006.
Column (b) The amounts shown include payment for annual retainer fees, chair fees, and meeting attendance fees.
Column (f) The amounts shown represent the aggregate change during 2006 in the actuarial present value of the director’s accumulated benefit under the Director Retirement Benefits Plan.
Column (g) The amounts shown represent Downey’s portion of the cost of medical benefits. For Mr. McAlister, the amount also includes an annual payment under the Founder Retirement Agreement.
Column (h) Represents the totals of columns (b) through (g).
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          Annual Compensation

          In January and February 2006, the Compensation Committee recommended and the Board approved certain increases in non-employee director compensation. The following chart reflects director compensation in effect since January 1, 2006.

Annual retainer to each director (1)	$36,000
Additional annual retainer to Chair of Downey Board (2)	2,500
Additional annual retainer to Chair of Bank Board (2)	2,500
Additional annual retainer to Chair of Audit Committee	30,000
Additional annual retainer to Chair of Compensation
Committee	5,000
Additional annual retainer to Chair of Nominating and
Corporate Governance Committee	5,000
Downey and/or Bank Board meeting fee (per day
– typically both Boards meet on the same day)	3,000
Committee meeting fee (per meeting)	1,000
Committee meeting fee (per day, other than on Board
meeting day)	N/A
DSL Board meeting fee (per day) (3)	1,000

(1) Each director of Downey is also a director of the Bank. The annual retainer listed is for services on both Boards.
(2) During 2006, Downey and the Bank’s Chairman declined to accept the $2,500 per year additional annual retainer from Downey or the Bank.
(3) There is no annual retainer paid to DSL Board members and no DSL Board meeting fee is paid if the meeting is on the same day as a Downey or Bank Board meeting.

          Non-employee directors who review the Thrift Financial Reports and Consolidated Maturity/Rate Schedules required to be filed quarterly with the Office of Thrift Supervision receive a fee of $500 per quarter. Directors are reimbursed for reasonable out-of-pocket expenses and are entitled to receive the same medical coverage benefits provided to the Bank’s employees.

          Employee directors receive no compensation for Board service.

          For further information regarding payments received by Mr. Smull, see "Transactions with Management and Certain Business Relationships."

          Director Retirement Benefits Plan

          During 2004, the Board approved a revised Director Retirement Benefits Plan (the "DRB Plan"). To be eligible for the DRB Plan benefits, the director must have retired from the Board, not been an employee of Downey or the Bank while a director, and served as a director for a minimum of either three years (if he or she joined the Board before April 23, 2003) or five years (if he or she joined the Board on or after April 23, 2003). The total benefit an eligible director receives under the DRB Plan equals one-third of the months the director served (up to a maximum of 60 months) multiplied by the average monthly director compensation received during the 36 months preceding retirement. The total benefit will be paid to each eligible director or his or her designated beneficiary, in 60 equal monthly installments, without interest, beginning the month after retirement. If a majority interest of Downey’s outstanding stock is transferred or acquired (other than by will or by the laws of descent and distribution), then the entire earned benefit becomes payable immediately, and the three-year (or five year) minimum service requirement does not apply. If a retired director so requests, Downey, at its option, may make a single lump-sum payment of the total benefit. Any such accelerated payment would be discounted to the present value at the interest rate then in effect for the Bank’s two-year certificates of deposit.

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          Founder Retirement Agreement

          On December 21, 1989, the Bank entered into a retirement agreement (the "Founder Retirement Agreement") with Mr. McAlister, pursuant to which Mr. McAlister’s compensation was set at $32,167 per month, which payments commenced upon Mr. McAlister’s retirement as President of DSL Service Company, a subsidiary of the Bank, in 1993. The Founder Retirement Agreement provides for adjustments to compensation payments every three years, based on the Consumer Price Index, as defined under the Founder Retirement Agreement. Pursuant to these adjustments, Mr. McAlister’s compensation was adjusted to $43,268.27 per month, effective as of July 1, 2005.

          During 2000, in consideration and in recognition of Mr. McAlister having completed more than thirty years of service and his continuing involvement with the growth of Downey and the Bank, the Bank agreed to amend the Founder Retirement Agreement pursuant to which Mr. McAlister and the Bank agreed that Mr. McAlister would be entitled to receive monthly compensation for so long as Mr. McAlister lives but not less than 120 months from June 28, 2000. Thus, the payments will be made to Mr. McAlister’s estate through June 2010 should he die prior to that date. During 2006, Mr. McAlister received $519,219.24 under the Founder Retirement Agreement. If a majority interest of Downey’s Common Stock is transferred or acquired, then such compensation shall continue as scheduled or, at Downey’s option, a lump-sum payment equal to the then present value of any remaining compensation shall be paid.

Compensation Committee Interlocks and Insider Participation

          During the last fiscal year, no member of the Compensation Committee was an officer or employee of Downey or any of its subsidiaries. As discussed more fully below under the caption "Certain Relationships and Related Transactions – Loans to Management and Directors," which discussion is incorporated herein by reference, the Bank has made various loans to, and DSL Service Company has made certain equity investments in real estate ventures associated with, McMillin Companies, LLC, of which Mr. Hunter serves as Executive Vice President of Planning and Acquisition.

          None of Downey’s executive officers has ever served as a director or member of the compensation committee (or other board committee performing equivalent functions) of another entity in which a member of Downey’s Compensation Committee has served as an executive officer.

Equity Compensation Plan Information

          During 1994, Downey adopted an equity compensation plan approved by stockholders as the 1994 Long Term Incentive Plan ("LTIP"), which terminated in 2004. Options granted and outstanding at termination of the LTIP remain exercisable until the specific termination date of the option. The following table summarizes our outstanding options, their weighted average exercise price and number of options available for issuance at year-end 2006.

	Number of Securities		Number of Securities
	to be Issued	Weighted Average	Remaining Available for
	upon Exercise of	Exercise Price of	Future Issuance under
Plan Category	Outstanding Options	Outstanding Options	Equity Compensation Plans

December 31, 2006:
Equity compensation plans approved
by security holders	52,914	$25.44	----
Equity compensation plans not approved
by security holders	----	----	----

Total equity compensation plans	52,914	$25.44	----

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

          The current members of the Nominating and Corporate Governance Committee ("NCGC") are Cheryl E. Olson, Chair, Maurice L. McAlister and Brent McQuarrie. The Board has determined that each member of the NCGC is independent under applicable listing standards. In accordance with SEC and NYSE requirements, the Board has approved (i) a written charter for the NCGC; (ii) corporate governance guidelines; (iii) a code of ethical conduct for directors and financial officers, including the Chief Executive Officer; and (iv) a code of ethical conduct for all employees. Items (i)-(iii) and a summary of item (iv) are available on Downey’s website at www.downeysavings.com by clicking on "Investor Relations" and then "Corporate Governance." Items (i)-(iii) and a summary of item (iv) are also available in print and may be obtained, free of charge to stockholders, upon written request to: Downey Financial Corp., 3501 Jamboree Road, Newport Beach, California 92660, Attention: General Counsel/Corporate Secretary. All of our current nominees for election as directors are standing for re-election other than Mr. Bozarth who was appointed to the Board in November 2006. Mr. Bozarth was identified by an independent recruiting company. (Information on our website is not part of this Proxy Statement.)

          Nomination of Director Candidates

          The NCGC is primarily responsible for identifying qualified director candidates, including stockholder nominees, and the NCGC considers, among other things, a candidate’s age, diversity, skills, background, experience and ability to represent the long-term interests of stockholders as a whole. On February 28, 2007, the NCGC formally adopted a policy to provide that the NCGC will consider any candidate recommended for directorship by a stockholder. Recommendations must be sent to the attention of Downey’s General Counsel/Corporate Secretary, 3501 Jamboree Road, North Tower, Newport Beach, California 92660, no later than November 30th of the year preceding the next annual meeting of stockholders. The NCGC will apply the same criteria for candidates recommended by stockholders as candidates recommended by members of the Board.

          The NCGC will consider stockholder nominations for director in accordance with Downey’s Bylaws. The nominating stockholder must be eligible to vote for the election of directors at the annual meeting for which the stockholder’s director candidate is nominated. To be timely, a stockholder’s nomination must be delivered to or received at Downey’s principal executive offices not less than 20 days prior to the annual meeting; provided, however, that if Downey gives stockholders less than 30 days’ notice of the date of the annual meeting (which notice must be accompanied by a proxy or information statement which identifies the nominees of the Board), to be timely Downey must receive the stockholder nomination by the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed. Such stockholder’s nomination notice shall set forth as to each director nominee (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; and (iii) such nominee’s written consent to serve as a director, if elected; and as to the stockholder giving the notice (i) the name and address of such stockholder; and (ii) the class and number of shares of Downey which are owned of record by such stockholder.

          At the request of the Board, any person nominated by the Board for election as a director shall furnish to the General Counsel/Corporate Secretary of Downey the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee together with the required written consents. Ballots bearing the names of all persons nominated by the NCGC and by stockholders shall be provided for use at the annual meeting. If the NCGC fails or refuses to act at least 20 days prior to the annual meeting, nominations for directors may be made at the Annual Meeting by any stockholder entitled to vote and shall be voted upon. No person shall be elected as a director of Downey unless nominated in accordance with the procedures set forth in this section.

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          Downey does not currently employ or pay a fee to any third party to assist in identifying or evaluating director candidates.

          Stockholder-Director Communications

          The Board welcomes communications from stockholders. You may send communications to the Board or any particular director(s) in care of Downey’s General Counsel/Corporate Secretary, 3501 Jamboree Road, North Tower, Newport Beach, California 92660, who shall forward the communications to the director(s) and may review such communications and distribute a copy to Downey’s senior management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Certain Business Relationships

          During 2006, employees of Downey and the Bank provided accounting and related services to Maurice L. McAlister, Chairman of Downey’s Board, certain members of Mr. McAlister’s family and certain of his controlled affiliates. The aggregate value of these services was approximately $82,358. Downey and the Bank have been fully reimbursed for the services provided.

          From time to time, the Bank’s Board has approved having the Bank enter into commercial leases with California partnerships in which Lester C. Smull, a director of Downey and the Bank, is the managing general partner. All seven of these commercial leases are for space located in California, – two retail branches in Huntington Beach, one retail branch in Dana Point, one retail branch in Chino, one retail branch in Simi Valley, one retail branch in Mission Viejo, and a retail banking regional office in Chino. The Bank’s aggregate rental obligations on the seven leases as of January 2007 is approximately $46,955 per month. Management believes that the terms of the leases, including the monthly rent, are at least as favorable to the Bank as prevailing terms that could be obtained from a non-affiliated person.

          During 2006, the law firm of Hodel, Briggs and Winter LLP provided legal services to Downey and its affiliates for fees of approximately $515,600. The husband of Kendice K. Briggs is a partner in that firm. Ms. Briggs is Executive Vice President and Director of Human Resources of the Bank.

Loans to Management and Directors

          The Bank offers loans to directors, officers and employees of Downey, the Bank and their respective subsidiaries. These loans are made in the ordinary course of business and, in the judgment of management, do not involve more than the normal risk of collectability or present other unfavorable features. The loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions involving non-affiliated persons.

          Over a period of approximately 30 years, the Bank has made various loans to Director Smull, in his individual capacity, to the Smull Family Trust and to a number of California partnerships in which Director Smull is a managing general partner. As of December 31, 2006, the Bank had loans outstanding to Director Smull or his related partnerships in an aggregate amount of approximately $20.7 million. Each of the loans to Director Smull or his related partnerships (i) was made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions involving non-affiliated persons; and (ii) did not involve more than the normal risk of collectability or present other unfavorable features.

          The Bank has made various loans to McMillin Companies, LLC, where Director Hunter is Executive Vice President of Planning and Acquisition. As of December 31, 2006, the Bank had loans outstanding to McMillin Companies, LLC and related entities in an aggregate amount of $1.4 million. In addition, DSL Service Company has equity investments in real estate ventures associated with McMillin Companies,

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LLC, specifically (as of December 31, 2006), a $13.6 million investment in Montevina @ Morgan Hill, LLC and a $10.7 million investment in Ruffino @ Morgan Hill, LLC. Each of the loans to, and equity investments with, the McMillin-related entities (i) was made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions involving non-affiliated persons; and (ii) did not involve more than the normal risk of collectability or present other unfavorable features.

          As a result of its regulation by the Office of Thrift Supervision, the Bank and its subsidiaries have written policies in place governing related party transactions. The Bank has an Affiliate, Affiliated Person and Insider Policy to ensure and monitor the Bank’s compliance with applicable statutory and regulatory standards regarding transactions with affiliates and loans to insiders. This policy provides, among other things, that extensions of credit from the Bank or any subsidiary to insiders (including directors, executive officers and their affiliates) must be approved in advance by a majority of the entire Board (with the interested party abstaining from participating directly or indirectly in the deliberations or voting) if the extension of credit, together with all other extensions of credit made to such person and all related interests of that person, exceeds the higher of $25,000 or five percent of the Bank’s capital, or in any event exceeds $500,000. Any transaction that involves a purchase of real or personal property from an affiliate must satisfy various regulatory tests relating to, among other things, the total amount of loans and other related transactions the Bank is permitted to engage in with that affiliate and his or her related interests and whether or not the transaction is made on terms and conditions and under circumstances, including credit standards, that are substantially the same, or at least as favorable to the Bank as those prevailing at the time for comparable transactions with or involving non-affiliates.

          In addition, Downey has a Related Party Transaction Policy which was adopted in December, 2006. The written policy provides that prior to entering into a related party transaction (a) the related party, (b) or the director, executive officer, nominee or beneficial owner who is an immediate family member of the related party, must notify Downey’s General Counsel of the facts and circumstances of the proposed related party transaction, including: (i) the related party’s relationship with Downey and interest in the transaction, including the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (ii) the material facts of the proposed related party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved; (iii) the benefits to Downey of the proposed related party transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated, qualified thirty party.

          If the General Counsel determines that the proposed transaction is a related party transaction, the proposed related party transaction must be submitted to the Audit Committee for consideration at the next Audit Committee meeting or, in those instances in which the General Counsel, in consultation with Downey’s Chief Executive Officer, determines that it is not practicable or desirable for Downey to wait until the next Audit Committee meeting, to the Chairman of the Audit Committee (who possesses delegated authority to act between Audit Committee meetings). The Audit Committee (or its Chairman) is to approve only those related party transactions that are in, or are not inconsistent with, the best interests of Downey and its stockholders, as the Audit Committee (or its Chairman) determines in good faith.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          At the close of business on February 26, 2007, the record date for the Annual Meeting, there were 27,853,783 shares of Downey’s Common Stock outstanding and entitled to vote, all of one class, and each having one vote. The holders of a majority of the shares outstanding and entitled to vote, either present in person or represented by proxy, constitute a quorum for the Annual Meeting.

Principal Stockholders

          Information concerning the owners of more than 5% of the outstanding Common Stock as of the record date for the Annual Meeting follows:

		Percent of
	Amount/Nature of	Outstanding
Name/Address	Beneficial Ownership	Stock

McAlister Family Trust (1)	5,616,615	20.2%
3501 Jamboree Road
Newport Beach, CA 92660

Jeffrey L. Gendell (2)	2,681,379	9.6%
55 Railroad Ave., 3rd Floor
Greenwich, CT 06830

Goldman Sachs Asset Management, L.P. (3)	1,882,968	6.6%
32 Old Slip
New York, NY 10005

Gerald H. McQuarrie Family Trusts (4)	1,545,395	5.5%
Hawkins, Cloward & Simister
1095 South 800 East, Suite #1
Orem, UT 84097

(1) Mr. McAlister with his spouse, Dianne S. McAlister, as Co-trustor and Co-trustee of the McAlister Family Trust, exercise shared voting and investment power over all shares.
(2) Information based upon Schedule 13G/A, filed on January 29, 2007 with the SEC by Jeffrey L. Gendell.
(3) Information based upon Schedule 13G, filed on January 29, 2007 with the SEC by Goldman Sachs Asset Management, L.P.
(4) Oneida B. McQuarrie-Gibson serves as Trustee for the Gerald H. McQuarrie Family Trusts and the Oneida B. McQuarrie Foundation and exercises sole voting and investment power over all shares. Oneida B. McQuarrie-Gibson serves as Co-Trustee of the It’s All Good Foundation, along with her children, including her son, Director Brent McQuarrie and his wife and they share voting and investment power over 158,957 shares.
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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires Downey’s and, as may be determined, the Bank’s and their respective subsidiaries’ executive officers, directors and persons who own more than ten percent (10%) of Downey’s Common Stock, to file with the SEC and the NYSE reports of ownership of Downey securities and changes in reported ownership. Officers, directors and greater than ten percent (10%) stockholders are required by SEC rules to furnish Downey with copies of all Section 16(a) reports they file.

          Based solely on a review of the reports furnished to Downey, or written representations from reporting persons that all reportable transactions were reported, Downey believes that during the period January 1, 2006 to December 31, 2006, Downey’s officers, directors and greater than ten percent (10%) owners timely filed all reports they were required to file under Section 16(a).

NEW YORK STOCK EXCHANGE CEO CERTIFICATION

          The certification of Downey’s Chief Executive Officer as required by the NYSE listing standards, Section 303A.12(a), was submitted to the NYSE on May 24, 2006.

PROPOSALS OF STOCKHOLDERS

          It is presently anticipated that the 2008 annual meeting of stockholders will be held in April 2008. Stockholders desiring to exercise their rights under the proxy rules to submit stockholder proposals are advised that their proposals must be received by Downey no later than November 16, 2007, in a form that complies with applicable securities laws, in order to be eligible for inclusion in Downey’s proxy statement relating to that meeting. Stockholders desiring to submit proposals pursuant to the proxy rules should submit their proposals to the General Counsel/Corporate Secretary, Downey Financial Corp., 3501 Jamboree Road, Newport Beach, California 92660. In addition, in the event a proposal is not submitted to Downey prior to January 30, 2008, the proxy to be solicited by the Board for the 2008 annual meeting of stockholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2008 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.

ANNUAL REPORT TO STOCKHOLDERS

          Downey’s Annual Report to Stockholders and Report on Form 10-K, which includes the consolidated financial statements and related notes thereto, accompanies this Proxy Statement.

          Annual Reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge from our internet site, www.downeysavings.com, by clicking on "Investor Relations" located on our home page and proceeding to "Corporate Filings." (Information on our website is not part of this Proxy Statement.)

          SINGLE COPIES OF DOWNEY’S ANNUAL REPORT TO STOCKHOLDERS, AND REPORT ON FORM 10-K (WITHOUT EXHIBITS) MAY BE OBTAINED, FREE OF CHARGE, UPON WRITTEN REQUEST TO: DOWNEY FINANCIAL CORP., 3501 JAMBOREE ROAD, NEWPORT BEACH, CALIFORNIA 92660, ATTENTION: GENERAL COUNSEL/CORPORATE SECRETARY.

OTHER BUSINESS

Additional Matters

          As of the date of this Proxy Statement, the management of Downey does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will have

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discretionary authority to vote all proxies with respect to such matters in accordance with their judgment. Additional business may be properly brought before the Annual Meeting by or at the direction of a majority of Downey’s Board.

Presented by Stockholders

          Pursuant to Downey’s Bylaws, only such business shall be conducted, and only such proposals shall be acted upon at the Annual Meeting as are properly brought before the Annual Meeting. For any new business proposed by management to be properly brought before the Annual Meeting such new business shall be approved by the Board, either directly or through its approval of proxy solicitation materials related thereto, and shall be stated in writing and filed with the General Counsel/Corporate Secretary of Downey at least 60 days before the date of the Annual Meeting, and all business so stated, proposed and filed shall be considered at the Annual Meeting. Any stockholder may make any other proposal at the Annual Meeting and the same may be discussed and considered, but unless properly brought before the Annual Meeting, such proposal shall not be acted upon at the Annual Meeting. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the General Counsel/Corporate Secretary of Downey. To be timely, a stockholder’s notice must be delivered to or received at the principal executive offices of Downey not less than 120 calendar days before the date Downey’s proxy statement is released to stockholders in connection with the previous year’s annual meeting of stockholders, except that, if no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed. A stockholder’s notice to the General Counsel/Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting, (ii) the name and address of the stockholder proposing such business, and (iii) the class and number of shares of Downey which are owned of record by the stockholder. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in Downey’s Bylaws.

/s/ JON A. MACDONALD
Jon A. MacDonald
General Counsel/Corporate Secretary

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APPENDIX A

DOWNEY FINANCIAL CORP.
CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.          Audit Committee Purpose

          The Audit Committee shall be appointed by the Board of Directors, to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

  Assist Board oversight of the integrity of the financial statements of Downey Financial Corp. and its subsidiaries (individually "DFC" and with DFC’s subsidiaries, collectively called "Downey");
  Assist Board oversight of the independence, qualifications and performance of Downey’s independent auditors, the performance of the internal auditing department, and the internal asset review function;
  Assist Board oversight of Downey’s compliance with legal and regulatory requirements; and
  Prepare any report required by the rules of the United States Securities and Exchange Commission ("SEC") to be included in DFC’s annual proxy statement.

          The Audit Committee shall have the sole authority to appoint or replace the independent auditors, subject to any required stockholder ratification. The Audit Committee may retain, at Downey’s expense, independent legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. Downey shall provide for appropriate funding, as determined by the Audit Committee, to compensate the independent auditors and any advisors the Audit Committee employs, and to cover ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

II.          Audit Committee Composition and Meetings

          Audit Committee members shall satisfy the requirements for independence and expertise established by the New York Stock Exchange, Inc., in Rule 10A-3 of the Securities Exchange Act of 1934 ("Exchange Act") and other rules and regulations of the SEC. The Audit Committee shall be comprised of at least three directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by DFC’s Board in its business judgment. At least one member of the Audit Committee shall have accounting or related financial management expertise.

          The Audit Committee shall meet periodically (at least annually) in separate executive sessions with management, the Director of Internal Audit, the Director of Internal Asset Review, the independent auditors, and as a committee to discuss any matters that the Committee or each of those groups believe should be discussed.

III.          Audit Committee Responsibilities and Duties

          The Audit Committee shall:

1.          Meet to review and discuss with management and the independent auditors Downey’s quarterly and annual audited financial statements, including disclosures made in "management’s discussion and analysis of financial condition and results of operations" prior to filing or distribution and recommend to the Board whether the audited financial statements should be included in DFC’s Form 10-K.

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2.          Review and discuss Downey risk assessment and risk management policies, including by reviewing and discussing significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

3.          Review major issues regarding accounting principles and financial statement presentations, including any significant changes in Downey’s selection or application of accounting principles, any major issues as to the adequacy of Downey’s internal controls and any special steps adopted in light of any material control deficiencies identified.

4.          Discuss with management and the independent auditors the effect(s) of regulatory and accounting initiatives as well as off-balance sheet structures on Downey’s financial statements.

5.          Discuss DFC’s earnings press releases including the type and presentation of information to be included therein (paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies, if any.

6.          Review and discuss quarterly reports from the independent auditors on: significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all critical accounting policies and practices to be used; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

7.          Review the independence and performance of the independent auditors and annually select the independent auditors or approve any discharge of independent auditors when circumstances warrant.

8.          Assume direct responsibility for the compensation and oversee the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for purposes of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee. Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Downey by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(I)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit.

9.          Set clear policies for the hiring of employees or former employees of the independent auditors who participated in any capacity in any audit of Downey.

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10.          Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.(1)

11.          Evaluate the lead partner of the independent auditor team. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether there should be regular rotation of the audit firm itself in order to assure continuing auditor independence. Obtain and review a report from the independent auditors at least annually describing (a) the independent auditors’ internal quality control procedures, (b) any material issues raised by the most recent internal quality control review or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five (5) years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and Downey. Evaluate the qualifications, performance and independence of the independent auditors, taking into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board.

12.          Review and discuss with the independent auditors and management guidelines and policies with respect to risk assessment and risk management and financial strength.

13.          Discuss with management and the independent auditors any correspondence with regulators or other governmental agencies and any published reports which raise material issues regarding Downey’s financial statements or accounting policies.

14.          Annually prepare a report to stockholders as required by the SEC to be included in DFC’s annual proxy statement.

15.          Establish procedures for the Audit Committee to receive, retain and address complaints Downey receives regarding accounting, internal accounting controls, or auditing matters, and any confidential, anonymous submissions by Downey employees regarding questionable accounting or auditing matters.

16.          Maintain minutes of meetings and periodically report to the Board.

17.          Evaluate the Audit Committee’s performance annually.

18.          Review with the independent auditors any audit problems or difficulties and management’s response. This review should include any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. The committee may also review with the auditor: any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and any "management" or "internal control" letter issued, or proposed to be issued, by the audit firm to Downey.

(1) Statement of Auditing Standards (SAS) No. 61 requires auditors to discuss certain matters with audit committees. The communication may be in writing or oral and may take place before or after the financial statements are issued. Items to be communicated include:
  The auditors’ responsibility under Generally Accepted Auditing Standards (GAAS);
  Significant accounting policies;
  Management’s judgments and accounting estimates;
  Significant audit adjustments;
  Other information in documents containing audited financial statements;
  Disagreements with management – including accounting principles, scope of audit, disclosures;
  Consultation with other accountants by management;
  Major issues discussed with management prior to retention; and
  Difficulties encountered in performing the audit.
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DOWNEY FINANCIAL CORP.

Audit Committee Meeting Agenda Guidelines

Scheduled Meetings
		Apr.	Jul.	Oct.	Jan.-Feb.

I.	Audit Committee Purpose

	Conduct special investigations	*	*	*	*

II.	Audit Committee Composition and Meetings

1.	Assess independence and financial literacy of audit committee				X
2.	Establish number of meetings				X
3.	Audit Committee Chair to establish meeting agenda	X	X	X	X
4.	Enhance financial literacy – update on current financial events	X	X	X	X
5.	Executive session with auditors, internal audit, mgmt. committee	*	*	*	*

III.	Audit Committee Responsibilities and Duties

1.	Review Charter, publish in proxy if necessary or appropriate				X
2.	Meet to review annual financial statements-discuss with mgmt.,				X
auditors
3.	Consider internal controls and financial risks	X	X	X	X
4.	Meet to review quarterly results and findings	X	X	X	X
5.	Recommend appointment of auditors				X
6.	Approve audit fees				X
7.	Discuss auditor independence				X
8.	Review auditor plan				X
9.	Discuss year-end results, SAS 61 report				X
10.	Discuss quality of accounting principles	*	*	*	X
11.	Review internal audit plan				X
12.	Review appointment, performance of Director of Internal Audit				X
13.	Review significant internal audit reports	X	X	X	X
14.	Review legal matters with counsel	*	*	*	X
15.	Prepare report to stockholders				X
16.	Perform other activities as appropriate	*	*	*	*
17.	Maintain minutes and report to Board	X	X	X	X

X= Recommended timing
*= As needed

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DOWNEY FINANCIAL CORP.
ANNUAL MEETING OF STOCKHOLDERS - APRIL 25, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned stockholder of Downey Financial Corp. ("Downey") hereby nominates, constitutes and appoints Cheryl E. Olson and Daniel D. Rosenthal, and each of them, the attorney, agent and proxy of the stockholder, with full power of substitution, to vote all stock of the Downey which the stockholder is entitled to vote at the Annual Meeting of Stockholders of Downey (the "Annual Meeting") to be held at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California, on April 25, 2007 at 10:00 a.m., local time, and any adjournments thereof, as fully and with the same force and effect as the stockholder might or could do if personally thereat, as follows:

This proxy will be voted "FOR" the election of all four director nominees and "FOR" the ratification of the appointment of KPMG LLP as auditor for the year 2007 unless authority to do so is withheld.

(Continued and to be signed on the reverse side)

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ANNUAL MEETING OF STOCKHOLDERS OF

DOWNEY FINANCIAL CORP.

April 25, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.    PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

					FOR	AGAINST	ABSTAIN
1. Elect four Class 3 Directors for terms of three years each:			2.	Ratify the appointment of KPMG LLP as auditors for the year 2007; and	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡Michael D. Bozarth
		¡James H. Hunter	3.	OTHER BUSINESS. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.
☐	WITHHOLD AUTHORITY	¡Brent McQuarrie
	FOR ALL NOMINEES	¡Jane Wolfe
☐	FOR ALL EXCEPT

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED AT LEFT AND "FOR" PROPOSAL 2. ALL PROPOSALS TO BE ACTED UPON ARE PROPOSALS OF DOWNEY. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

(See instructions below)

The undersigned stockholder hereby ratifies and confirms that Cheryl E. Olson, Daniel D. Rosenthal and/or their substitues, shall lawfully act in accordance with this proxy by virtue hereof, and hereby revokes all proxies heretofore given by the stockholder to vote at the Annual Meeting. The stockholder hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

Please check here if you plan to attend the meeting.☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder ____________________		Date: __________		Signature of Stockholder ____________________	Date: __________
NOTE:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

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NAVIGATION   LINKS

TABLE OF CONTENTS

  PROXY STATEMENT
  RECORD DATE AND VOTING OF SHARES
  VOTING AND REVOCATION OF PROXIES
  SOLICITATION OF PROXIES
  PROPOSAL 1. ELECTION OF DIRECTORS
    Information Concerning Nominees and Directors
    Nominees for Election at this Meeting, as Class 3 Directors with Terms Expiring in 2010
    Class 1 Directors Whose Present Terms Continue until 2008
    Class 2 Directors Whose Present Terms Continue until 2009
  PROPOSAL 2. RATIFY THE APPOINTMENT OF AUDITORS
    Fees
    Pre-Approval Policies and Procedures
  BOARD COMMITTEES AND MEETING ATTENDANCE
    Board Meetings
    Director Attendance at Annual Meetings
  DIRECTOR INDEPENDENCE
  SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
  EXECUTIVE OFFICERS
  AUDIT COMMITTEE REPORT
    Audit Philosophy
    Communications with Independent Auditors
    Section 404 of the Sarbanes-Oxley Act of 2002
  EXECUTIVE COMPENSATION
  COMPENSATION DISCUSSION AND ANALYSIS
    Objectives of Compensation Program
    Elements of Compensation Program
    Process for Determining Compensation
    Factors Used to Determine Compensation
    Cash-Based Compensation
    Internal Revenue Code Section 162(m)
    Discretion of Members of Board
    Employment Agreements and Change in Control Agreements
    Potential Payments Upon Termination or Change in Control
  COMPENSATION COMMITTEE REPORT
  DIRECTOR COMPENSATION
    Compensation Committee Interlocks and Insider Participation
    Equity Compensation Plan Information
  NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT
  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
    Transactions with Management and Certain Business Relationships
    Loans to Management and Directors
  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
    Principal Stockholders
  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
  NEW YORK STOCK EXCHANGE CEO CERTIFICATION
  PROPOSALS OF STOCKHOLDERS
  ANNUAL REPORT TO STOCKHOLDERS
  OTHER BUSINESS
    Additional Matters
    Presented by Stockholders

  APPENDIX A— Audit Committee Charter

  Proxy Card